EXHIBIT 10.52
                               FIRST AMENDMENT TO
                          LICENSE AND ROYALTY AGREEMENT

         This First Amendment To License and Royalty Agreement ("Amendment"), is made and entered into as of January 18, 2000 (the "Amendment Date"), by and among LASERSIGHT TECHNOLOGIES, INC., a Delaware corporation ("Licensee"), LUIS
A. RUIZ, M.D. and SERGIO LENCHIG (collectively, the "Licensors").

         WHEREAS, the Licensors and Licensee have entered into that certain License and Royalty Agreement dated as of September 10, 1997 (the "Agreement");

         WHEREAS, the Licensors and Licensee desire to amend certain terms of the Agreement as provided herein with certain amendments being conditioned on the occurrence of future events; and

         WHEREAS, LaserSight Incorporated, a Delaware corporation ("LaserSight"), has agreed to guaranty certain obligations of Licensee.

         NOW, THEREFORE, for and in consideration of the mutual promises and valuable consideration set forth herein, the parties hereto mutually agree as follows:

         1.   Amendments to Agreement Effective Immediately.  As of the
              ---------------------------------------------
Amendment Date the Agreement shall be revised as follows:

              1.1   Section 1(b) of the Agreement.  Section 1(b) of the
                    -----------------------------
         Agreement is deleted in its entirety.

              1.2   Section 2.  Section 2 of the Agreement shall be deleted in
                    ---------
         its entirety and replaced with the following:

              2.    Term.  This  Agreement  shall be  effective  as of the date
                    ----
              first set forth above (the "Effective Date"), and shall commence on January 1, 2000 (the "Commencement Date"), and shall continue thereafter until July 31, 2002 (the "Initial Term"), unless earlier terminated as provided herein. At the conclusion of the Initial Term Licensee shall have the sole option to renew this Agreement for additional one (1) year terms (each a "Renewal Term" and collectively "Renewal Terms", and the Initial Term together with the Renewal Terms shall constitute the "Term") upon the terms and conditions as set forth herein; provided, however, with respect to Licensee's obligations pursuant to Section 5 of this Agreement during the Renewal Term(s), Licensee shall be obligated to pay to Licensors only the payments described in Sections 5(a)(v) and 5(e).

              1.3   Section 4(f).  Section 4(f) of the Agreement shall be
                    ------------
         deleted in its entirety.

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              1.4   Section 5(a) of the Agreement.  The following new Section
                    -----------------------------
         5(a)(vi) shall be insertedinto the Agreement:

              (vi)  $200,000 U.S. upon Licensee's receipt of a completely
              executed copy of the Amendment, and    $200,000 U.S. on April 1,
              2000 (such payments shall be referred to herein as the "Advanced Payments").

              1.5   Section 5(b) of the Agreement. Section 5(b) of the Agreement
                           -----------------------------
         is deleted in its entirety and the following inserted in its place:

              (b)   [INTENTIONALLY LEFT BLANK]

              1.6   Section 5(c)(iii) of the Agreement.  Section 5(c)(iii) of
                    ----------------------------------
         the Agreement shall be deleted in its entirety and replaced with the following:

              (iii) for purposes of determining Gross Profit, all amounts invoiced by Licensee or LaserSight shall be included which are the result of sales of Covered Products (as defined herein) and other components which are related to the Covered Products including, but not limited to, (A) disposable or reusable microkeratome with gear box, suction ring, and suction handle,
              (B) motor, (C) motor power cord, (D) tonometer, (E) suction and power supply, (F) foot switch, (G) tubing, (H) user's manual, (I) sterile packaging, (J) control consoles, (K) blades, (L) replacement parts, (M) lid speculum, and other component parts which are manufactured utilizing the Licensed Patents and/or the Licensed Technology (collectively, the "Products"). For purposes of this Section 5(c)(iii), the term "Covered Products" shall mean Licensee's UniShaperTM keratome, UltraShaperTM keratome and any other keratome manufactured, distributed or sold by Licensee or LaserSight.

              1.7   Section 5(e) of the  Agreement.  The phrase "the date that
                    ------------------------------
         is seven (7) months after the Commencement Date" that appears in lines one and two of Section 5(e) of the Agreement shall be deleted and replaced with the following: "July 1, 2000".

              1.8   Section 17 of the Agreement.  Section 17 of the Agreement is
                    ---------------------------
         hereby deleted in itsentirety and replaced with the following:

              17.   Additional Obligations.  Nothing contained in the Agreement
                           ----------------------
              or the Amendment shall be    construed to prohibit Licensee from
              manufacturing, distributing, marketing, promoting in any
              manner, or selling any keratome, whether or not such keratome is
              covered by claims of the    Licensed Patents or Licensed
              Technology.

              1.9   Section 18 of the Agreement.  Section 18 of the Agreement
                    ---------------------------
         is hereby deleted in itsentirety and replaced with the following:

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              18.  Mold Use and  Manufacture.  Licensors  agree  to  provide
                   -------------------------
              Licensee with single cavity limited production molds ("Limited Production Molds") capable of producing disposable microkeratomes which are safe and effective for their intended use. Licensors and Licensee shall share equally in the cost of manufacturing the Limited Production Molds. In the event the Limited Production Molds need to be replaced, as determined by the manufacturer thereof, Licensors and Licensee shall share equally in the cost of such replacement.

              The Licensee shall be solely responsible for the design, manufacture, engineering, tooling and testing of the dual cavity, automatic production molds (the "Final Production Molds") capable of producing disposable microkeratomes which are safe and effective for their intended use and shall pay the entire cost thereof, including all unpaid amounts currently owed therefor. In the event the Final Production Molds need to be replaced, as determined by the manufacturer thereof, Licensee shall be solely responsible for the cost of such replacement.

              The Licensors acknowledge and agree that the Final Production Molds shall be the sole and exclusive property of Licensee. After the Termination Date (as defined in the Agreement) Licensee agrees to entertain any reasonable offer from Licensors for the purchase of the Final Production Molds. If, after the Termination Date, Licensee receives a bona fide offer from a licensee of the Licensed Patents or the Licensed Technology for the purchase of the Final Production Molds (the "Offer"), Licensee shall notify Licensors of the existence and terms and conditions of the Offer. Licensors shall have ten
              (10) days after receipt of such notice from Licensee to notify Licensee that Licensors desire to purchase the Final Production Molds on the same terms and conditions as set forth in the Offer. If Licensors fail to notify Licensee within said ten (10) day period, Licensors shall be deemed to have elected not to exercise its option hereunder. Licensee shall then be free to accept the Offer, but only from such prospective purchaser and in strict accordance with the terms and conditions of the Offer. In no event and under no circumstances shall Licensee or LaserSight sell or transfer the Final Production Molds to any person or entity to whom or which Licensors have not granted a license to the Licensed Patents or Licensed Technology.

              1.10  Section 19 of the Agreement.  Section 19 of the Agreement is
                    ---------------------------
         hereby deleted in its entirety and replaced with the following:

              19.   Return of Molds.  Within fifteen (15) days following the
                    ---------------
              Termination Date, Licenseeshall return the Limited Production Molds to Licensors.

              1.11 Section 21 of the Agreement. The parenthetical phrase "(other than claims arising in connection with the design, engineering, and/or the specifications of the Devices delivered pursuant to Section 4(f))" that appears in lines 4, 5 and 6 of Section 21 of the Agreement is hereby deleted.

         2.   Royalty Shares.
              --------------

              2.1   Issuance  of  Royalty  Shares.  On  the  Amendment  Date,
                    -----------------------------
         LaserSight shall send its transfer agent an irrevocable letter of direction to issue four stock certificates (two in the name of each Licensor) each representing that number of shares of common stock, $.001 par value per share ("Common Stock") which shall be determined by dividing (i) $1,250,000, by (ii) the closing price of Common Stock as quoted on the Nasdaq National Market (the "NASDAQ") for the trading day immediately preceding the Amendment Date. The certificates representing the shares of Common Stock issued in accordance with this Section 2.1 shall be referred to as the "Royalty Shares". Also on the Amendment Date Licensors shall execute stock powers, in form and substance satisfactory to LaserSight, providing for the transfer of the Royalty Shares to LaserSight.

              2.2   Escrow of Royalty Shares. The Royalty Shares and the Stock
                    ------------------------
         Powers shall be delivered to and held in escrow by LaserSight. The parties acknowledge and agree that during the period the Royalty Shares, or any part thereof, are being held in escrow, the Licensors will be entitled to (i) exercise any and all voting and other consensual rights pertaining to the Royalty Shares or any part thereof, and (ii) receive and retain any and all dividends and other distributions paid in respect of the Royalty Shares. The Royalty Shares shall be released from escrow to the Licensors in accordance with the terms of Section 3. However, if the Royalty Shares are not released from escrow to the Licensors in accordance with the terms of Section 3, the Royalty Shares shall be released from escrow to LaserSight, and LaserSight is hereby directed to utilize the Stock Powers in order to transfer the ownership of the Royalty Shares from Licensors to LaserSight.

              2.3   Restricted Shares. The Licensors  acknowledge and
                    -----------------
         agree that the Royalty Shares (i) are authorized but previously unissued Common Stock which have not been registered under the Securities Act of 1933, as amended ("the Act"), or any state securities laws, (ii) have been acquired for investment purposes only and not with a view to distribution or resale, (iii) may not be sold or transferred unless such shares have been registered under the Act and such applicable state securities laws, or unless in the opinion of counsel acceptable to LaserSight an exemption from registration is available, and (iv) the certificates representing such shares shall bear substantially the following legend:

           THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW

           AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

         The Royalty Shares have those registration rights that are more fully described in that certain Registration Rights Agreement, dated as of the Amendment Date, substantially in the form which is attached hereto as Exhibit A.

         3. Amendments to Agreement Effective Upon Certain Events. If (i) during the period commencing on the Amendment Date and ending on April 30, 2000, LaserSight raises at least $15,000,000 in proceeds (the "Capital Target") through the sale of LaserSight Common Stock; or (ii) Licensee, in its sole and absolute discretion, elects to make the Initial Payment (as defined below) even though the Capital Target has not been achieved (provided, however, such election must be made by Licensee and communicated to the Licensors prior to April 30, 2000), then the amendments to the Agreement set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5 and 3.6 below shall become effective and Licensee shall be obligated to make the payments described in Sections 3.1, 3.2, 3.3 and 3.4 below. LaserSight acknowledges and agrees that it will use its reasonable best efforts to reach the Capital Target on or prior to April 30, 2000.

              3.1   Sections 5(a)(i) and 5(a)(iii) of the Agreement.  The
                    -----------------------------------------------
         following sentence shall be added at the end of each of Section 5(a)(i)
         and 5(a)(iii):  "The previous receipt of which is herebyacknowledged."

              3.2   Section 5(a)(ii) of the Agreement. Section 5(a)(ii) of the
                    ---------------------------------
         Agreement shall be deleted in its entirety and replaced with the following:

              (ii) Within five business days after the earlier of the date on which the Capital Target is achieved, or the date on which Licensee has communicated to the Licensors its decision to make the election described in phrase (ii) of the first sentence of Section 3 of the Amendment, Licensee shall
                    (i) wire transfer $4,000,000 U.S. (less the amount of any Advanced Payments made as of the date of such payment) in immediately available funds to the Licensors in accordance with wire transfer instructions provided to Licensee by the Licensors (the "Initial Payment"), and (ii) direct LaserSight to release a certificate to each of the Licensors representing, in the aggregate, one-half (1/2) of the Royalty Shares.

                    Notwithstanding the provisions of Section 5(a)(vi), if all or any portion of the Advanced Payments have not been made at the time the Initial Payment is made, then once the Initial Payment is made Licensee shall have no further obligation to make the Advanced Payments (or unpaid portion thereof).

              3.3   Section 5(a)(iv) of the Agreement. Section 5(a)(iv) of the
                    ---------------------------------
         Agreement shall be deletedin its entirety and replaced with the following:

                    (ii)  Within   five   business   days   after  the six-month
                          anniversary of the Amendment Date, Licensee shall (i) wire transfer $2,000,000 U.S. in immediately available funds to the Licensors in accordance with wire transfer instructions provided to Licensee by the Licensors, and (ii) direct LaserSight to release a certificate to each of the Licensors representing, in the aggregate, the remaining one-half (1/2) of the Royalty Shares.

                          In addition, within five business days after the nine-month anniversary of the Amendment Date, Licensee shall wire transfer $2,000,000 U.S. in immediately available funds to the Licensors in accordance with wire transfer instructions provided Licensee by the Licensors.

              3.4   Section 5(a)(v) of the Agreement.  During the Initial Term
                    --------------------------------
         only, Section 5(a)(v) of the Agreement shall be deleted in its entirety and replaced with the following:

                    (v) ten percent (10%) of the Gross Profits (as defined in Section 5(a) of the Agreement, as such Section has been revised by the Amendment) ("Gross Profit Payment") shall be paid to the Licensors no later than forty-five (45) days after the end of each calendar quarter during the Term.

              Following the Initial Term and during any Renewal Term, the first of which would commence August 1, 2002, if the Agreement is renewed by Licensee, the payments to Licensors shall be made in accordance with Section 5(a)(v) of the Agreement (as such Section existed prior to the amendment contemplated by this Section 3.4), which
         Section 5(a)(v) shall be deemed reinstated following the Initial Term and during any Renewal Term.

              3.5   Sections  5(e)  and  5(f) of the  Agreement.  During  the
                    -------------------------------------------
         Initial Term only, Sections 5(e) and 5(f) of the Agreement shall be deemed deleted in their entirety. Following the Initial Term and during any Renewal Term, the first of which would commence August 1, 2002, if the Agreement is renewed by Licensee, Sections 5(e) and 5(f) of the Agreement shall be deemed reinstated following the Initial Term and during any Renewal Term.

              3.6   Section 20 of the Agreement. During the Initial Term only,
                    ---------------------------
         the words "Minimum Payment Requirement" that appear in line 10 of this Section shall be deemed deleted and replaced with the words "Gross Profit Payment."

              3.7   Amendments Not Effective in Certain Circumstances.
                    -------------------------------------------------
         If neither of the events described in the first sentence of Section 3 occurs on or prior to April 30, 2000, then (i) amendments contemplated by this Section 3 shall not become effective and shall be of no further force or effect, (ii) the terms and conditions of the Agreement (as amended by Section 1 of this Amendment) will remain in full force and effect, and (iii) LaserSight shall remove the Royalty Shares from escrow and utilize the Stock Powers to transfer the Royalty Shares to LaserSight.

         4.   No Other Changes.  Except as specifically set forth herein, all
              ----------------
other terms and conditions of the Agreement shall remain in effect as originally set forth therein.

         5.   Counterparts.  This Amendment may be executed in one or more
              ------------
counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

         6.   Governing  Law.  The  validity,  formulation,   interpretation
              --------------
and performance of this Amendment shall be governed by the laws of the State of Virginia, without giving effect to choice of law principles. The parties do hereby irrevocably submit themselves to the personal jurisdiction of the United States Federal Court for the Eastern District of Virginia and do hereby irrevocably agree to service of such court's process upon them, and with respect to the Licensors, on their counsel, Allan S. Buffenstein of Mezzullo & McCandlish, so long as they remain counsel to the Licensors and thereafter until such time as it is verified to Licensee in writing that the Licensors' successor counsel has agreed to accept such service on the Licensors' behalf.

         7.   Outside Date for Execution of Amendment.  Unless this  Amendment
              ---------------------------------------
has been duly authorized and executed by Licensee and LaserSight and submitted to Licensors for signature by 5:00 o'clock P.M. Richmond, Virginia time, on January 18, 2000, this Amendment shall be of no effect and the Agreement shall remain in effect as it presently exists, without this Amendment.

                  [Remainder of Page Intentionally Left Blank]

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         IN WITNESS  WHEREOF,  the  parties  hereto,  by their  respective  duly authorized officers, have executed this Amendment as of the date first written above.

LICENSORS:                                  LUIS A. RUIZ, M.D.


                                            /s/Luis A. Ruiz, M.D.
                                            ------------------------------------
                                            Luis A. Ruiz, M.D.


                                            SERGIO LENCHIG

                                            /s/Sergio Lenchig
                                            ------------------------------------
                                            Sergio Lenchig


LICENSEE:                                   LASERSIGHT TECHNOLOGIES, INC.


                                            By:  /s/Michael R. Farris
                                                --------------------------------
                                                 Michael R. Farris
                                                 President

         The undersigned hereby unconditionally guarantees the payment of the sums described in Section 2 of this Amendment as and when such sums become due and payable according to the terms thereof. In case of failure of Licensee to pay the obligations guaranteed hereby, the undersigned agrees to cause such payment to be made as and when the same shall become due and payable, in the manner specified in this Amendment and as if such payment were made by Licensee. The undersigned agrees to those terms of the Agreement as amended by this Amendment which pertain to the performance by the undersigned. This is a guarantee of payment, not of collection.

                                            LaserSight Incorporated



                                            By:  /s/Michael R. Farris
                                                --------------------------------
                                                 Michael R. Farris
                                                 President and CEO